                                                                    Exhibit 10.1

                            RELATIONSERVE MEDIA, INC.
                             6700 N. ANDREWS AVENUE
                          FT. LAUDERDALE, FLORIDA 33309
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June 22, 2005

Mr. Warren Musser
The Musser Group
435 Devon Park Drive
Wayne, PA 19087

Dear Mr. Musser:

     The purpose of this letter is to confirm our understanding with respect to your agreement to join the Board of Directors of Relationserve Media, Inc., a
Nevada corporation (the "Company"), as its Chairman, define the basis on which you would be compensated for such service and your role and responsibilities in the development and promotion of the Company's business as follows:

     You agree to serve as Chairman of the Board of Directors of the Company and
that in such capacity shall use best efforts to assist the Company with the
Company's development including, but not limited to, the following:

     o Assisting the Company in its analysis, due diligence, structuring and negotiations in effecting a contemplated $10 million equity investment in the
Company;

     o Identifying and making introductions in the financial community;

     o Assisting the Company in developing and effectuating its acquisition strategies;

     o Promoting the Company in the financial and general business communities;
and

     o Other related activities in furtherance of the foregoing.

     You agree, upon due notice, to use best efforts to attend, in person or by teleconference, meetings of the Board of Directors, for which you shall receive the same compensation and be reimbursed for reasonable expenses incurred, as provided by the Company to its other non-employee directors.

     As compensation for your business and professional expertise provided to the Company and for serving as the Company's Chairman of the Board, you shall be granted: (i) as of the date hereof, a five-year non-qualified stock option to purchase 1,000,000 shares of common stock of the Company, $0.0001 par value per share ("Common Stock"), at an exercise price of $1.00 per share.

     The Company maintains, and shall maintain in effect during the term of your service as a director, director's and officer's insurance policy covering its officers and directors and shall also reimburse you your ordinary and necessary expenses in furtherance of the Company's business and affairs. You shall also be eligible to participate in any other benefits plans the Company may adopt for its directors generally, incluidng any stock plan.

     In consideration of the engagement of your services to the Company and the compensation to be paid for such services, you covenant and agree that: (i) any work which you perform, and any proposals which you shall make to the Company, may be freely used by the Company without any right or claim your part (except for such compensation as is described herein), and (ii) you shall not at any time, irrespective of whether you are rendering services on the Company's behalf, divulge or appropriate for your own use or to the use of others, except as the Company specifically authorizes or directs in writing, any secret, confidential or proprietary information or knowledge regarding the Company or its business either obtained by you or of which you become aware in any manner whatsoever.

     You represent that you are free to enter into this letter agreement without violation of any agreements or covenants entered into by you in favor of third parties.

     This agreement may not be assigned by either party without the prior written consent of the other party.

     This agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof. No waiver, amendment or other modification of this letter agreement shall be effective unless in writing and signed by each party to be bound thereby.

     This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada without regard to principals of conflict of laws.

     Please confirm your agreement with the foregoing by signing and returning this letter where indicated below and returning a copy to us by facsimile and regular mail.

                                         Very truly yours,

                                         RELATIONSERVE MEDIA, INC.

                                         By:  /s/ Danielle Karp
                                             -----------------------------------
                                              Name:  Danielle Karp
                                              Title: President and Director

Agreed and Accepted:

Warren Musser /s/ Warren Musser
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Date: June 23, 2005
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